UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3 The Vertical Business Suite II Bangar South No. 8 Jalan Kerinchi Kuala Lumpur,Malaysia	59200
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: +1 307 241 6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Shareholders of BioNexus Gene Lab Corp. (the “Company”) was held on Friday, October 4, 2024 (“Annual Meeting”). The voting results on the five (5) proposals considered and voted on at the Annual Meeting, all of which were described in the Company's proxy statement filed with the Securities and Exchange Commission on September 16, 2024, were as follows:

Proposal 1. Re-election of Directors

The five (5) director nominees for election to the Company’s Board of Directors were elected to serve until the 2025 annual meeting of shareholders. The voting results were as follows:

Director Name	FOR	AGAINST	ABSTAIN	UNCAST
Su-Leng Tan Lee	4,128,618	6,346,661	1,928	7,490,456
Koon Wai Wong	10,458,424	17,107	1,257	7,490,456
Wei Foong Lim	9,649,633	321,295	505,860	7,490,456
Muhammad Azrul bin Abdul Hamid	4,119,842	6,355,920	1,217	7,490,456
Chee Keong Yap	4,124,636	6,350,995	1,157	7,490,456

Proposal 2. Re-appointment of Auditor

To re-appoint JP Centurion & Partners PLT in Kuala Lumpur, Malaysia, as auditor of the Company to hold office from the conclusion of the Annual Meeting until the conclusion of the annual meeting of the Company to be held in 2025, and to approve the discretion of the Board to determine the remuneration of the same. The proposal was approved. The voting results were as follows:

Voting Results	FOR	AGAINST	ABSTAIN	UNCAST
Votes Cast	10,720,634	17,334	30	7,229,665

Proposal 3. Approval of the 2024 Stock Incentive Plan

The proposal was not approved (see Item 8.01 Other Matters below). The voting results were as follows:

Voting Results	FOR	AGAINST	ABSTAIN	UNCAST
Votes Cast	4,094,117	6,382,176	495	7,490,875

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Proposal 4. Approval of a Reverse Stock Split Proposal

Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock, no par value, at a ratio ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders. The proposal was not approved (see Item 8.01 Other Matters below). The voting results were as follows:

Voting Results	FOR	AGAINST	ABSTAIN	UNCAST
Votes Cast	4,371,573	6,378,201	1	7,217,888

Proposal 5. Approval of an Adjournment of the Annual Meeting

Approval of an adjournment of the Annual Meeting if necessary to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 (the "Adjournment Proposal"). The proposal was not approved. The voting results were as follows:

Voting Results	FOR	AGAINST	ABSTAIN	UNCAST
Votes Cast	4,387,017	6,362,466	292	7,217,888

Item 8.01. Other Events.

The Company believes that, in advance of the Annual Meeting and potentially in violation of federal securities laws, a solicitation of dissident proxies, along with the dissemination of false and misleading statements, was made to a number of Company shareholders holding substantial voting power.  No dissident proxy was filed with the Securities and Exchange Commission as required under their rules and regulations.

This belief is premised upon preliminary information received by the Company from certain of these shareholders. Based on this information, the Company believes that a former Officer and Director of the Company, who was previously removed by the Company shareholders, was one of the primary dissident parties directing the unlawful acts (“Dissident Actors”).

The Company believes the dissident solicitation appears to have negatively affected the results of Item 3 Approval of the Stock Option Plan and Item 4 the Reverse Stock Split Proposal (“Compromised Proposals”). The Company believes the Dissident Actors ostensibly urged a number of shareholders holding a substantial number of votes to oppose the Compromised Proposals.

On October 7, 2024, the Company informed its Board of Directors of the dissident solicitation and a meeting of the Board of Directors was called to order.  The Board of Directors authorized a full investigation of the matter, directly and through independent counsel. Once the investigation is concluded, the Company will consider its appropriate actions, especially those relating to maintaining its listing status. However, the Company intends to seek full redress under Wyoming and federal securities laws against all responsible parties, including through litigation if warranted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: October 10, 2024	By:	/s/ Su-Leng Tan Lee
	Name:	Su-Leng Tan Lee
	Title:	Chief Executive Officer

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